EXHIBIT 99.1.

Certification of

Chief Executive Officer
of VCA Antech, Inc.

     This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the annual report on Form 10-K (the “Report”) for the period ended December 31, 2002 of VCA Antech, Inc. (the “Issuer”).

     I, Robert L. Antin, the Chief Executive Officer of Issuer certify that to the best of my knowledge:

(i)	the Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: March 24, 2003

/s/ Robert L. Antin

Name: Robert L. Antin